UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

223 N. Mathilda Avenue

Sunnyvale, California 94086

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	MEUSW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 22, 2021, 23andMe Holding Co. (“23andMe”) issued a press release announcing the redemption of all of its outstanding warrants to purchase shares of 23andMe’s Class A common stock, par value $0.0001 per share, that were issued under the Warrant Agreement, dated October 1, 2020, by and between 23andMe and Continental Stock Transfer & Trust Company, as warrant agent. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

A copy of the Notice of Redemption delivered by 23andMe is attached hereto as Exhibit 99.2 and is incorporated by reference.

Neither this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 nor the Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of 23andMe’s securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	23andMe Holding Co. Press Release, dated November 22, 2021

99.2	Notice of Redemption dated November 22, 2021

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

By:	/s/ Steven Schoch
Name:	Steven Schoch
Title:	Chief Financial and Accounting Officer

Dated: November 22, 2021